Exhibit 10.13

FIRST AMENDMENT TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is made effective as of the 3rd day of February, 2006 (the “Effective Date”) by and between BEAZER HOMES USA, INC., a Delaware corporation (the “Company”), and JAMES O’LEARY, an individual resident of the State of Georgia (“Executive”).

WITNESSETH:

WHEREAS, the Company and Executive have heretofore entered into an Amended And Restated Employment Agreement made effective as of September 1, 2004 (the “Existing Agreement”); and

WHEREAS, the Company and Executive desire to amend certain provisions of the Existing Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the Company and Executive hereby agree as follows:

1.     Section 6(a)(i) of the Existing Agreement is hereby amended by deleting the second (2nd) sentence thereof and substituting the following in place thereof:

“Anything contained herein to the contrary notwithstanding, the timing of payment by the Company of any deferred compensation shall remain subject to the terms and conditions of the applicable deferred compensation plan and any payment election previously made by the Executive; provided, however, that, if at the time of Termination, Executive is a “specified employee” within the meaning of Section 409A of the Internal Revenue Code, as amended, then payments shall not be made before the date which is six (6) months after the date of separation from service with the Company (or, if earlier, the date of the Executive’s death).”

2.     Section 7(a) of the Existing Agreement is hereby amended by adding New Mexico to the list of the States in which the existing Business of the Company currently extends.

3.     Subsection (v) of Section 7(a) of the Existing Agreement is hereby amended by deleting same and substituting the following in place thereof:

“(v)                           Be or become a shareholder, joint venturer, owner (in whole or in part), or partner, or be or become associated with or have any proprietary or financial interest in or of any firm, corporation, association or other entity which is engaged in or is carrying on any business which is similar to or in competition with the Business of the Company in the Restricted Area (a “Competing Entity”). Notwithstanding the preceding sentence, (A) passive equity investments by Executive of $100,000 or less in any Competing Entity, or (B) investments, in any amount, in any publicly traded mutual fund, index fund or similar investment vehicle which fund or investment vehicle owns any proprietary or financial interest in any Competing Entity, shall not be deemed to violate this Section 7(a)(v).”

3.     Except as and to the extent amended hereby, the Existing Agreement is hereby ratified and confirmed in all respects and remains in full force and effect in accordance with the terms thereof. By signing below, the Company and Executive hereby (i) consent to all of the terms of this First Amendment, (ii) ratify and confirm their respective obligations under the Existing Agreement, (iii) agree that said obligations are and shall remain in full force and effect, as amended by this First Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT effective as of the date first written above.

BEAZER HOMES USA, INC.

By:	/s/Ian J. McCarthy
Name: Ian J. McCarthy
Title: President and Chief Executive Officer

EXECUTIVE

/s/James O’Leary
JAMES O’LEARY